UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________

SCHEDULE 14A

______________________________________

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

HL ACQUISITIONS CORP.
(Name of Registrant as Specified In Its Charter)

_______________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.

	(3)	Filing Party:

	(4)	Date Filed:

Included with the Definitive Proxy Statement that HL Acquisitions Corp. (“Company”) intends to mail to shareholders beginning on November 12, 2020, will be a form of the Plan of Merger. A copy of the Plan of Merger is being filed herewith as definitive additional materials.

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (AS AMENDED)

PLAN OF MERGER

Between

HL Acquisitions Corp.
(as the surviving company)

and

Fusion Fuel Atlantic Limited
(as the merging company)

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (AS AMENDED)

PLAN OF MERGER

This Plan of Merger is made on ____________ 2020.

Between:

(1)    HL Acquisitions Corp. a company registered in the British Virgin Islands with registered number 1971234 (the “Surviving Company”); and

(2)    Fusion Fuel Atlantic Limited a company registered in the British Virgin Islands with registered number 2037631 (the “Merging Company” and together with the Surviving Company, the “Constituent Companies”).

Whereas:

(A)    The Surviving Company is a BVI business company registered and existing under the BVI Business Companies Act, as amended (the “Act”).

(B)    The Merging Company is a BVI business company registered and existing under the Act.

(C)    The directors of each of the Constituent Companies have determined that it is desirable and in the best interests of the relevant Constituent Company that pursuant to the provisions of section 170 of the Act, the Surviving Company be merged with the Merging Company, with the Surviving Company being the surviving company (the “Merger”).

Now therefore this Plan of Merger provides as follows:

1       For the purposes of section 170(2) of the Act:

1.1    the constituent companies to the Merger are the Surviving Company and the Merging Company;

1.2    the Surviving Company is authorised to issue a maximum of 101,000,000 shares divided into 100,000,000 ordinary shares of no par value each and 1,000,000 preference shares of no par value each, of which there are 6,558,356 ordinary shares in issue, all of which are entitled to vote on the Merger as one class.

1.3    the Merging Company is authorised to issue 50,000 ordinary shares of which there are 100 ordinary shares in issue, all of which are entitled to vote on the Merger as one class.

2     As soon as the Merger becomes effective (the “Effective Time”):

2.1    the separate corporate existence of the Merging Company ceases;

2.2    the Surviving Company has all the rights, privileges, immunities, powers, objects and purposes of each of the Constituent Companies;

2.3    assets of every description, including choses in action, and the business of each of the Constituent Companies vest in the Surviving Company; and

2.4    the Surviving Company is liable for all claims, debts, liabilities and obligations of each of the Constituent Companies.

3       The terms and conditions of the Merger, including the manner and basis of cancelling, reclassifying or converting shares in each Constituent Company into shares, debt obligations or other securities in the Surviving Company are set out below.

4       At the Effective Time:

4.1    each ordinary share issued and outstanding in the Surviving Company at the Effective Time (including the ordinary shares issued upon exchange of the outstanding rights of the Surviving Company at the Effective Time) shall be automatically converted into one Class A ordinary share of Fusion Fuel Green PLC with a par value of $0.0001 per share;

4.2    no fraction of a Class A ordinary share of Fusion Fuel Green PLC will be issued by virtue of the Merger, and each holder of ordinary shares in the Surviving Company who would otherwise be entitled to a fraction of a Class A ordinary share of Fusion Fuel Green PLC at any time Class A ordinary shares of Fusion Fuel Green PLC are distributed to any such person (after aggregating all fractional shares that otherwise would be received by such holder in connection with such distribution) shall receive from Fusion Fuel Green PLC, in lieu of such fractional share, one Class A ordinary share of Fusion Fuel Green PLC;

4.3    each outstanding warrant to purchase one ordinary share in the Surviving Company shall remain outstanding but shall be automatically adjusted to become a warrant to purchase one Class A ordinary share of Fusion Fuel Green PLC; and

4.4    each ordinary share issued and outstanding in the Merging Company shall be converted into an equal number of shares of the Surviving Company, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of the Surviving Company.

5       The memorandum and articles of association of the Surviving Company in force at the Effective Time shall be the memorandum and articles of association of the Surviving Company until the same shall be altered or amended or until new memorandum and articles of association are adopted as provided therein.

6       This Plan of Merger was submitted to the members of both the Surviving Company and Merging Company for their approval by a resolution of members.

7       The Merger shall, pursuant to section 173 of the Act, be effective on the date that the articles of merger are registered by the Registrar of Corporate Affairs.

8       This Plan of Merger shall be governed by and construed in accordance with the laws of the British Virgin Islands.

9       This Plan of Merger may be executed in counterparts.

In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

[Signature page follows]

SIGNED by ________________________	)
Duly authorised for	)	__________________________
and on behalf of	)	Director
HL ACQUISITIONS CORP.	)
SIGNED by ________________________	)
Duly authorised for	)	__________________________
and on behalf of	)	Director
FUSION FUEL ATLANTIC LIMITED	)

[Signature page to the Plan of Merger]